Exhibit 99.3


PRO FORMA FINANCIAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated financial statements for the periods ended April 1, 2005 and December 31, 2004 have been prepared to present the effect of the purchase completed on June 10, 2005 by John H. Harland Company ("the Company" or "Harland") of substantially all the assets and operations of Liberty Enterprises, Inc. ("Liberty").

The unaudited pro forma condensed consolidated balance sheet has been prepared to present the effect of the purchase by the Company of Liberty as if it had occurred on April 1, 2005. The unaudited pro forma condensed consolidated statements of income assume that the purchase had occurred on January 1, 2004.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed financial information.

                        JOHN H. HARLAND COMPANY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                          AS OF APRIL 1, 2005
                            (In thousands)

                                          ASSETS
                                                               Pro Forma
                                      Harland      Liberty     Adjustments         Pro Forma
                                    ----------   ----------    -----------        -----------

CURRENT ASSETS:
Cash and cash equivalents           $  11,952    $   4,357    $   (4,357)(a)      $  11,952
Accounts receivable - net              69,779        5,705             -             75,484
Inventories                            17,320        2,562             -             19,882
Deferred income taxes                   8,437            -           151 (a)          8,588
Other                                  33,994        1,614             -             35,608
                                     ----------   ----------   ----------         ----------
Total current assets                  141,482       14,238        (4,206)           151,514

INVESTMENTS AND OTHER ASSETS:

Goodwill - net                        233,265          981          (981)(a)
                                                                  88,631 (a)        321,896

Intangible assets -                    16,169        6,997        (6,997)(a)
                                                                  89,400 (a)
                                                                   7,000 (a)        112,569
Upfront contract payments - net        62,314        1,896        (1,896)(a)         62,314
Other                                  27,607            -         4,300 (a)         31,907
                                    ----------   ----------    ----------         ----------
Total investments and other assets    339,355        9,874       179,457            528,686

Property and equipment, net            98,888        8,959             -            107,847
                                    ----------   ----------    ----------         ----------

Total assets                        $ 579,725    $  33,071     $ 175,251          $ 788,047
                                    ==========   ==========    ==========         ==========

See accompanying notes to unaudited pro forma condensed financial information.


                       JOHN H. HARLAND COMPANY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                         AS OF APRIL 1, 2005
                            (In thousands)

                           LIABILITIES AND SHAREHOLDERS' EQUITY
                                                               Pro Forma
                                      Harland      Liberty     Adjustments         Pro Forma
                                    ----------   ----------    ----------         -----------


CURRENT LIABILITIES:
Accounts payable - trade            $  27,548    $   3,932     $       -         $  31,480
Deferred revenues                      70,382        4,082             -            74,464
Current maturities
  of long-term debt                     5,000        5,072        (5,072)(a)         5,000
Other                                  60,491        6,350         4,838 (a)        71,679
                                    ----------   ----------    ----------        -----------
Total current liabilities             163,421       19,436          (234)          182,623
                                    ----------   ----------    ----------        -----------

LONG-TERM LIABILITIES:

Long-term debt                         88,750        8,967        (8,717)(a)
                                                                 161,562 (b)       250,562
Deferred income taxes                   4,788            -        25,636 (a)        30,424
Other                                  28,550        2,211          (539)(a)        30,222
                                    ----------   ----------    ----------        -----------
Total long-term liabilities           122,088       11,178       177,942           311,208
                                    ----------   ----------    ----------        -----------

Commitments and contingencies

SHAREHOLDERS' EQUITY:

Common stock                           37,907           45           (45)(c)        37,907
Additional paid-in capital             12,347          710          (710)(c)        12,347
Retained earnings                     498,587        2,753        (2,753)(c)       498,587
Promissory note receivable
  from stockholders                         -       (1,051)        1,051 (c)             -
Accumulated other
  comprehensive loss                     (197)           -             -              (197)
Unamortized restricted stock awards   (12,134)           -             -           (12,134)
                                    ----------   ----------    ----------        -----------
                                      536,510        2,457        (2,457)          536,510
Less shares held in treasury          242,294                                      242,294
                                    ----------   ----------    ----------        -----------
Shareholders' equity - net            294,216        2,457        (2,457)          294,216
                                    ----------   ----------    ----------        -----------

Total liabilities and
   shareholders' equity             $ 579,725    $  33,071     $ 175,251         $ 788,047
                                    ==========   ==========    ==========        ===========

See accompanying notes to unaudited pro forma condensed financial information.

                                  JOHN H. HARLAND COMPANY
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                         FOR THE THREE MONTHS ENDED APRIL 1, 2005
                                      (In thousands)

                                                                       Pro Forma
                                                 Harland    Liberty   Adjustments     Pro Forma
                                                 --------- ---------- ----------      ----------
Sales                                            $215,847  $  34,693  $       -       $ 250,540
Cost of sales                                     111,124     15,480        358 (d)
                                                                            670 (f)     127,632
                                                 --------- ---------- ----------      ----------
Gross Profit                                      104,723     19,213     (1,028)        122,908

Selling, general and administrative expenses       74,653     14,096       (670)(f)      88,079
(Gain) loss on disposal of assets - net                10          -         39 (f)          49
Amortization of intangible assets                     999        217      2,155 (d)       3,371
                                                 --------- ---------- ----------      ----------
Income From Operations                             29,061      4,900     (2,552)         31,409
                                                 --------- ---------- ----------      ----------

Other Income (Expense):
Interest expense                                   (1,176)      (164)    (1,223)(e)      (2,563)
Other - net                                            (8)      (111)        39 (f)         (80)
                                                 --------- ---------- ----------      ----------
Total                                              (1,184)      (275)    (1,184)         (2,643)
                                                 --------- ---------- ----------      ----------
Income Before Income Taxes                         27,877      4,625     (3,736)         28,766
Income taxes                                       10,593        163        180 (g)      10,936
                                                 --------- ---------- ----------      ----------
Net Income                                       $ 17,284  $   4,462  $  (3,916)      $  17,830
                                                 ========= ========== ==========      ==========
Weighted Average Shares Outstanding:
  Basic                                            26,962                                 26,962
  Diluted                                          27,841                                 27,841

Earnings Per Common Share:
  Basic                                          $   0.64                             $     0.66
  Diluted                                        $   0.62                             $     0.64


See accompanying notes to unaudited pro forma condensed financial information.

                                  JOHN H. HARLAND COMPANY
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                           FOR THE YEAR ENDED DECEMBER 31, 2004
                                      (In thousands)

                                                                       Pro Forma
                                                 Harland    Liberty    Adjustments    Pro Forma
                                                 --------- ----------  ----------     ----------
Sales                                            $798,487   $134,705   $      -        $933,192
Cost of sales                                     404,127     59,934      1,433 (d)
                                                                          2,809 (f)     468,303
                                                 ---------  ---------  ---------       ---------
Gross Profit                                      394,360     74,771     (4,242)        464,889

Selling, general and administrative expenses      292,393     52,447     (2,809)(f)     342,031
Asset impairment charges                           10,329          -          -          10,329
(Gain) loss on disposal of assets - net            (3,387)         -         88 (f)      (3,299)
Amortization of intangible assets                   3,773        798      9,116 (d)      13,687
                                                 ---------  ---------  ---------       ---------
Income From Operations                             91,252     21,526    (10,637)        102,141
                                                 ---------  ---------  ---------       ---------

Other Income (Expense):
Interest expense                                   (4,117)      (488)    (2,940)(e)      (7,545)
Other - net                                           767       (273)        88 (f)         582
                                                 ---------  ---------  ---------       ---------
Total                                              (3,350)      (761)    (2,852)         (6,963)
                                                 ---------  ---------  ---------       ---------

Income Before Income Taxes                         87,902     20,765    (13,489)         95,178
Income taxes                                       32,787        291      2,518 (g)      35,596
                                                 ---------  ---------  ---------       ---------
Net Income                                       $ 55,115   $ 20,474   $(16,007)       $ 59,582
                                                 =========  =========  =========       =========

Weighted Average Shares Outstanding:
  Basic                                            27,269                                27,269
  Diluted                                          28,084                                28,084

Earnings Per Common Share:
  Basic                                          $   2.02                              $   2.18
  Diluted                                        $   1.96                              $   2.12

See accompanying notes to unaudited pro forma condensed financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulation of the Securities and Exchange Commission for the purposes of inclusion in the Company's Form 8-K/A prepared in connection with the acquisition of Liberty. The pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto, included in the Company's Annual Report on Form 10-K, for the year ended December 31, 2004 and the interim condensed consolidated financial statements included in the Company's report on Form 10-Q for the three months ended April 1, 2005. The pro forma consolidated financial statements should also be read in conjunction with the audited annual and unaudited interim consolidated financial statements and notes thereto of Liberty included in this Report on Form 8K/A (see exhibits 99.1 and 99.2). The pro forma consolidated financial statements may not be indicative of the results of the operations that actually would have occurred if the transactions had been in effect as of the beginning of the respective periods nor do they purport to indicate the results of the future operations of the Company.

Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed consolidated financial statements, is allocated to the net tangible and intangible assets of Liberty in connection with the acquisition. A final determination of these fair values will be based on the actual net tangible and identifiable intangible assets of Liberty that existed as of the date of completion of the acquisition.

As of the completion date of the Liberty acquisition, the Company began to formulate an integration plan for Liberty operations which includes the consolidation of six Liberty facilities into the Company's existing network of regional production facilities and the elimination of duplicate selling, general and administrative expenses. Those actions are expected to result in severance costs, lease abandonment charges and fixed asset impairment charges. The integration plan is still being formulated and reviewed. Severance costs of $5.9 million, consisting of $3.8 million for change in control agreements and $2.1 million for actions taken to date related to the integration plan, are included in the purchase price allocation, however, the Company anticipates additional costs for lease abandonment and fixed asset impairment charges will occur and be included in the purchase accounting allocation, but such costs have not been included in these pro forma financial statements. Related to the integration plan, the Company expects to realize operating synergies with the acquired operations. This pro forma information does not reflect any such potential synergies.

In April 2004, Liberty acquired certain assets and assumed certain liabilities of MyDAS, Inc. for approximately $2.8 million in cash. The Company does not believe the operating results of these acquired assets and assumed liabilities for the three months ended April 1, 2004 are significant to these pro forma condensed financial statements. Therefore, the operating results of the MyDAS assets and liabilities for such period have not been included in pro forma condensed financial statements.

The pro forma consolidated financial statements have been prepared based on the historical consolidated financial statements of the Company adjusted to reflect the purchase of Liberty. In addition, certain historical amounts of the Company have been reclassified to conform to the current presentation. Such reclassifications primarily affected the categories of cost of goods sold and selling, general administrative expenses and had no impact on net income or shareholder's equity.

Note 2. Pro Forma Adjustments

The references (a) through (g) describe the nature of the transaction and are for informational purposes only.

Balance Sheet

The following reflect adjustments that would have been recorded on the balance sheet at April 1, 2005 had the acquisition occurred on that date.

a) To reflect the acquisition by the purchase of the net assets and the preliminary allocation of the purchase price on the basis of the estimated fair values of the net assets. The components of the purchase price and its preliminary allocation to the assets and liabilities are as follows (in thousands):


Cash consideration                                     $160,000
Other costs of acquisition                                1,562
                                                      ----------
Total investment                                       $161,562
                                                      ==========

Historical book value of Liberty assets and
  liabilities                                          $  2,457
Adjustments to fair value tangible assets
  and liabilities:
  Remove cash not acquired                   $ (4,357)
  Identifiable intangible assets
    Remove intangible assets                   (6,997)
    Customer lists                             89,400
    Trademarks                                  7,000
    Developed technology                        4,300
  Remove goodwill                                (981)
  Other assets                                 (1,896)
  Remove debt not assumed                      13,789
  Acquisition accruals for severance costs     (5,856)
  Other liabilities                             1,557
  Deferred income tax liabilities associated
    With goodwill and intangible assets       (25,485)
                                                         70,474
                                                      ----------
Total allocation                                         72,931
                                                      ----------
Excess purchase price over allocation to
  identifiable assets and liabilities
  (goodwill)                                           $ 88,631
                                                      ==========

b) To reflect the financing of the acquisition of Liberty from proceeds of the Company's existing line of credit, which is based on actual proceeds from the Company's line of credit used for the acquisition, and accrued acquisition costs.

c) To remove historical shareholders equity amounts of Liberty as of the assumed date of acquisition.

Statements of Income

The following reflect adjustments that assume the acquisition of Liberty occurred on January 1, 2004:

d) To adjust the amortization of capitalized developed technology and other intangible assets to reflect the appropriate amounts related to the acquisition of Liberty. Such amortization expense is based upon preliminary estimates of the fair value of the intangible assets acquired. The estimated fair value of intangibles assets acquired include (in thousands):

                                Estimated life      Estimated
                                    In Years        Fair Value
                                --------------      ----------
       Customer lists                  20            $ 89,400
       Trademarks                       5               7,000
       Developed technology             3               4,300

Amortization of customer lists is computed by using an accelerated method of amortization over the estimated life. Amortization of trademarks and developed technology is computed by using a straight line method over the estimated life. Amortization of developed technology is included in the cost of sales caption on the statements of income.

Total amortization expense for these intangible assets is expected to be as follows over the next five years based on the preliminary asset valuations (in thousands):


2006       $ 11,110
2007         10,684
2008          9,459
2009          8,400
2010          7,193

e) To adjust interest expense to reflect projected debt levels which would have been required during the periods using the interest rates available to the Company during those periods under its line of credit.

f) To reclassify certain Liberty costs and expenses to conform to the Company's classification of such items. These reclassifications primarily affect the categories of costs of goods sold and selling general and administrative expenses and have no impact on net income or shareholders' equity.

g) To adjust the provision for income taxes for the anticipated tax effect of the acquired operations and pro forma adjustments.